                               EXHIBIT (8)(b)(3)

                  AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT
                                     (AIM)

                                AMENDMENT NO. 6
                                ---------------

                            PARTICIPATION AGREEMENT
                            -----------------------

     The Participation Agreement (the "Agreement"), dated as of May 1, 1998, by and among AIM Variable Insurance Funds (formerly AIM Variable Insurance Funds, Inc.), a Delaware trust; A I M Distributors, Inc., a Delaware corporation; Transamerica Life Insurance Company (formerly PFL Life Insurance Company), an Iowa life insurance company; and AFSG Securities Corporation, a Pennsylvania corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  SCHEDULE A
                                  ----------

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            FUNDS AVAILABLE                        SEPARATE ACCOUNTS                          POLICIES FUNDED
            ---------------                        -----------------                          ---------------
               UNDER THE                          UTILIZING THE FUNDS                             BY THE
               ---------                          -------------------                             ------
                POLICIES                                                                     SEPARATE ACCOUNTS
                --------                                                                     -----------------
--------------------------------------------------------------------------------------------------------------------------
          Series I Shares                Retirement Builder Variable Annuity     Transamerica Life Insurance Company
AIM V.I. Balanced Fund                   Account                                 Policy Form No. AV288 101 95 796
AIM V.I. Capital Appreciation Fund       (formerly PFL Retirement Builder        (including successors forms, addenda and
AIM V.I. Dent Demographic Trends Fund    Variable Annuity Account)               endorsements may vary by state under
AIM V.I. Government Securities Fund                                              marketing names:  "Retirement Income
AIM V.I. Growth Fund                     Legacy Builder Variable Life            Builder II Variable Annuity" and
AIM V.I. Growth and Income Fund          Separate Account                        "Portfolio Select Variable Annuity")
AIM V.I. International Equity Fund
AIM V.I. Value Fund                      PFL Variable Life Account A             Transamerica Life Insurance Company
                                                                                 Policy Form No. WL851 136 58 699 under
                                         Separate Account VA A                   the marketing name "Legacy Builder Plus"
                                         (formerly PFL Life Variable Annuity
                                         Account A)                              Transamerica Life Insurance Company
                                                                                 Policy Form No. APUL0600 699 under the
                                                                                 marketing name "Variable Protector"
                                         PFL Corporate Account One
                                         (1940 Act Exclusion)                    Transamerica Life Insurance Company
                                                                                 Policy Form No. AV337 101 100397 under
                                                                                 the marketing name "The Atlas Portfolio
                                                                                 Builder Variable Annuity"

                                                                                 Advantage V, Variable Universal Life
                                                                                 Policy (1933 Act Exempt)

--------------------------------------------------------------------------------------------------------------------------
          Series II Shares
AIM V.I. Balanced Fund                   Separate Account VA F                   Transamerica Life Insurance Company
AIM V.I. Blue Chip Fund                                                          Policy Form No. AVI 200 1 0100 under the
AIM V.I. Capital Appreciation Fund       Separate Account VA J                   marketing name "Immediate Income Builder
AIM V.I. Dent Demographic Trends Fund                                            II"
AIM V.I. Government Securities Fund      Separate Account VA I
AIM V.I. Growth and Income Fund                                                  Transamerica Life Insurance Company
AIM V.I. Value Fund                                                              Policy Form No. AV288 101 95 796 under
                                                                                 the marketing name "Premier Asset
                                                                                 Builder Variable Annuity"

                                                                                 Transamerica Life Insurance Company
                                                                                 Policy Form No. AV288 101 95 796 under
                                                                                 the marketing name "Principal-Plus
                                                                                 Variable Annuity"

--------------------------------------------------------------------------------------------------------------------------

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date:  August 15, 2001

                                            AIM VARIABLE INSURANCE FUNDS



Attest: /s/ Nancy L. Martin                 By:    /s/ Carol F. Relihan
        -------------------------                  -------------------------
Name:   Nancy L. Martin                     Name:  Carol F. Relihan
Title:  Assistant Secretary                 Title: Senior Vice President

                                            A I M DISTRIBUTORS, INC.


Attest: /s/ Nancy L. Martin                 By:    /s/ Michael J. Cemo
        -------------------------                  -------------------------
Name:   Nancy L. Martin                     Name:  Michael J. Cemo
Title:  Assistant Secretary                 Title: President

                                            TRANSAMERICA LIFE INSURANCE COMPANY


Attest: /s/ Frank A. Camp                   By:    /s/ Larry N. Norman
        -------------------------                  -------------------------
Name:   Frank A. Camp                       Name:  Larry N. Norman
Title:  Vice President & Division           Title: President
        General Counsel

                                            AFSG SECURITIES CORPORATION


Attest: /s/ Frank A. Camp                   By:    /s/ Larry N. Norman
        -------------------------                  -------------------------
Name:   Frank A. Camp                       Name:  Larry N. Norman
Title:  Secretary                           Title: President